As filed with the Securities and Exchange Commission on July 30, 2010 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CONVERTED ORGANICS INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4075963

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
137A Lewis Wharf
Boston, MA 02110
(Address, including zip code, of registrant’s principal executive offices)
CONVERTED ORGANICS INC. 2010 OMNIBUS STOCK COMPENSATION PLAN
(Full title of the plans)
Edward J. Gildea
137A Lewis Wharf
Boston, MA 02110
(617) 624-0111
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Ralph De Martino, Esq.
Cavas S. Pavri, Esq.
Cozen O’Connor
1900 Market Street
Philadelphia, PA 19103
Professional Corporation
(215) 665-5542
Facsimile: (215) 701-2478
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of each Class of	Amount being	Offering Price Per	Aggregate Offering	Amount of
Security being Registered	Registered (1)	Security(2)	Price(2)	Registration Fee
Common Stock, $0.001 par value	3,458,047	$0.63	$2,178,569.61	$155.34

(1)	The number of shares being registered represents the aggregate number of shares of common stock of Converted Organics Inc. issuable under Converted Organics Inc. 2010 Omnibus Stock Compensation Plan (the “2010 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Converted Organics Inc. common stock that may be granted under the 2010 Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices as reported on the NASDAQ Capital Market on July 27, 2010, which was $0.63 per share.

PART I
INFORMATION REQUIRED IN THE SECTION
10(a) PROSPECTUS
     Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Converted Organics Inc. 2010 Omnibus Stock Compensation Plan (the “Plan”) in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “1933 Act”). These document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     Converted Organics Inc. (the “Company”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:
          (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 31, 2010, and the amendment to the Annual Report on Form 10-K for the year ended December 31, 2009 filed on April 30, 2010;
          (b) The Company’s Quarterly Report on Form 10-Q for the quarter year ended March 31, 2010;
          (c) The Company’s Current Reports on Form 8-K dated February 5, 2010; March 29, 2010; April 16, 2010; April 21, 2010; April 28, 2010; June 14, 2010; June 30, 2010; July 2, 2010; July 7, 2010 (and the two amendments thereto filed on July 14, 2010), July 14, 2010; July 20, 2010; and July 23, 2010;
          (d) The description of our common stock contained in our registration statement on Form 8-A filed on May 30, 2007, and any amendment or report filed for the purpose of updating that description; and
          (e) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above.
          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.
          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
     Item 4. Description of Securities.
     Not applicable.
     Item 5. Interests of Named Experts and Counsel.
     None.

     Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
     The Company’s certificate of incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. In addition, the Company’s bylaws provide that each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director shall be indemnified and held harmless to the fullest extent permitted by Delaware law. The right to indemnification conferred in the Company’s bylaws also includes the right to be reimbursed for all expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.
     The Company’s bylaws further provide that it shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under Delaware law. The Company has also obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.
     Item 7. Exemption from Registration Claimed.
     Not applicable.
     Item 8. Exhibits.
     For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.
     Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided , however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 30, 2010.

CONVERTED ORGANICS INC.
By:	/s/ Edward J. Gildea
	Name:	Edward J. Gildea
	Title:	President, Chief Executive Officer, and Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Gildea, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward J. Gildea	Chairman, President and Chief Executive Officer	July 30, 2010
Edward J. Gildea

/s/ David R. Allen David R. Allen	Chief Financial Officer, Chief Accounting Officer, Executive Vice President of Administration	July 30, 2010

/s/ Robert E. Cell	Director	July 30, 2010
Robert E. Cell

/s/ John P. DeVillars John P. DeVillars	Director	July 30, 2010

/s/ Edward A. Stoltenberg	Director	July 30, 2010
Edward A. Stoltenberg

/s/ Marshall Sterman Marshall Sterman	Director	July 30, 2010

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amendment to Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Schedule 14A filed March 5, 2008)

3.2	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed September 15, 2009)

3.3	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 30, 2010)

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed June 6, 2008)

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)

4.2	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.3	Class A and Class B Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.4	Form of Representative’s Purchase Warrant issued in IPO (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)

4.5	Form of Class C Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)

4.6	Form of Class D Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)

4.7	Form of Class E Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed May 20, 2009 and to Exhibit 10.1 to our current report on Form 8-K filed May 27, 2009)

4.8	Form of Class F Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed July 16, 2009)

4.9	Form of Class G Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed September 14, 2009)

4.10	Form of Class H Warrant (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed November 16, 2009)

4.11	Secured Convertible Promissory Note dated September 14, 2009 payable to Iroquois Master Fund Ltd. (incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed September 14, 2009)

4.12	Class H Warrant Agreement between the Registrant and Computershare Trust Company N.A., dated October 20, 2009 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed on October 21, 2009)

4.13	Form of Representative’s Purchase Option issued in October 2009 Offering (incorporated by reference to Exhibit 4.15 to our Form S-1 filed October 14, 2009)

4.14	Form of Iroquois Master Fund Ltd. warrant dated April 20, 2010 (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed April 21, 2010)

4.15	2010 Omnibus Stock Compensation Plan

Exhibit
Number	Description
5	Opinion of Cozen O’Connor

23.1	Consent of CCR LLP

23.2	Consent of CCR LLP

23.3	Consent of Cozen O’Connor (included in Exhibit 5)

24	Power of Attorney (included on signature page)